Exhibit 99.1

NEW AGE BEVERAGES CORPORATION ANNOUNCES
1st QUARTER 2019 NET REVENUE GROWTH OF 404%

DENVER, COLORADO, May 9, 2019 – NEW AGE BEVERAGES CORPORATION (NASDAQ: NBEV), the Colorado and Utah-based organic and natural beverage company intending to become the world’s leading healthy beverages and lifestyles company, today announced financial results for the first quarter ended March 31, 2019, with gross revenues increasing to $60.5 million compared to $12.8 million in the prior year. Net revenues reached $58.3 million compared $11.6 million in Q1 of the prior year, an increase of 404%. New Age’s cash balance increased to $110.0 million and total assets increased to $349.5 million.

KEY HIGHLIGHTS:

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Gross revenue reached $60.5 million, up $47.7 million vs. prior year. Net Revenue increased to $58.3 million, up 404%.
-
Balance sheet significantly strengthened with $110.0 million in cash versus $42.5 million at year end, and total assets of $349.5 million versus $286.9 million on December 31, 2018
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Positive Operating Cash Flow of $11.4 million and EBITDA of $0.6 million
-
New credit facility emplaced with East West Bank totalling $25.0 million at ≈6% annual interest.

Brent Willis, Chief Executive Officer of New Age stated, “We are pleased with our first quarter operating results, especially in light of the fact that we were in the midst of integrating Morinda into New Age. With our strengthened balance sheet and financial flexibility, we look to accelerate our business in the second half of 2019, buttressing our organic growth coming from the launch of our CBD portfolio, our brands now entering national distribution in the US, and a number of other initiatives launching in the second quarter and throughout the rest of the year.”

Q1 2019 FINANCIAL RESULTS

For the three-month period ended March 31, 2019, gross revenues reached $60.5 million versus $12.8 million in the prior year. Net revenues less discounts, returns and billbacks reached $58.3 million versus $11.6 million in the prior year, an increase of 404%.

Gross profit for the 1st quarter reached $38.6 versus $2.6 million in the prior year, an increase of 1,375%. As a percent of net sales, gross margin increased to 66% versus 23% in the prior year, primarily due to mix and the combination with Morinda which was completed on December 21, 2018.

Total operating expenses for the quarter were $47.1 million due primarily to the increased selling, general, and administrative expenses associated with the merger with Morinda. Included in the total operating expense is $5.5 million of non-cash expenses.

Net Loss improved to $1.6 million loss versus a $2.7 million loss in the first quarter of 2018, an improvement of 39%. EBITDA increased to $0.6 million compared to a loss of $2.1 million in the prior year.

Cash flows from operations increased to $11.4 for the quarter March 31, 2019 and compared to a loss of $0.1 million in the prior year, and total assets increased to $349.5 million, an increase of 22% vs. total assets at the end of 2018.

About New Age Beverages Corporation (NASDAQ: NBEV)
New Age Beverages Corporation is a Colorado and Utah-based healthy beverage company dedicated to inspiring and educating consumers to “live healthy”. The Company is the only omni-channel company with access to traditional retail, e-commerce, direct-to-consumer, and medical channels across 60 countries around the world. New Age is also the only one-stop-shop of healthy beverages and includes the brands Tahitian Noni, TeMana, Búcha Live Kombucha, XingTea, Coco-Libre, Marley, ‘NHANCED and others. New Age competes in the growth segments of the >$1 trillion-dollar non-alcoholic beverage industry and has become one of the largest non-alcoholic beverage companies, one of the largest healthy beverage companies, and one of the fastest growing in the world over the past three years. The Company’s brands are sold across all 50 states within the US and in more than 60 countries internationally across all channels via a hybrid of direct-to-consumer and traditional distribution and route-to-market systems.

The Company operates the websites www.newagebev.com, www.newagebev.us, www.morinda.com, www.mybucha.com, www.xingtea.com, www.drinkmarley.com, www.nhancedcbd.com, and  www.cocolibre.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage’s expectation to see growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company's filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, NBEV undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Media:
Desiree Rosa
MULTIPLY
Tel: 202-292-4566
NewAgeBev@wearemultip.ly

Investor Relations Counsel:
Cody Slach, Liolios Group, Inc.
Tel 949-574-3860
NBEV@Liolios.com

New Age Beverages Corporation:
Greg Gould
Chief Financial Officer
Tel 303-289-8655
GGould@NewAgeBev.com

NEW AGE BEVERAGES CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par value per share amounts)

	March 31,	December 31,
ASSETS	2019	2018
Current assets:
Cash and cash equivalents	$109,956	$42,517
Accounts receivable, net of allowance of $107 and $134, respectively	9,450	9,837
Inventories	39,618	37,148
Prepaid expenses and other	6,607	6,473

Total current assets	165,631	95,975

Long-term assets:
Identifiable intangible assets, net	66,553	67,830
Property and equipment, net	27,159	57,281
Goodwill	31,514	31,514
Right-of-use lease assets	29,704	18,489
Deferred income taxes	20,534	8,908
Restricted cash and other	8,356	6,935

Total assets	$349,451	$286,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,971	$8,960
Accrued liabilities	45,386	34,019
Current portion of business combination liabilities	33,608	8,718
Current maturities of long-term debt	10,790	3,369

Total current liabilities	101,755	55,066

Long-term liabilities:
Business combination liabilities, net of current portion	19,087	43,412
Long-term debt, net of current maturities	13,716	1,325
Right-of-use liabilities, net of current portion:
Lease liability	25,005	13,686
Deferred lease incentive obligation	16,758	-
Deferred income taxes	7,457	9,747
Other	9,205	9,160

Total liabilities	192,983	132,396

Stockholders’ equity:
Common Stock; $0.001 par value. Authorized 100,000 shares; issued and outstanding
75,393 and 75,067 shares as of March 31, 2019 and December 31, 2018, respectively	75	75
Additional paid-in capital	179,592	176,471
Accumulated other comprehensive loss	1,053	626
Accumulated deficit	(24,252)	(22,636)
Total stockholders' equity	156,468	154,536
Total liabilities and stockholders' equity	$349,451	$286,932

NEW AGE BEVERAGES CORPORATION
Unaudited Condensed Consolidated Statements of Operations
Three Months Ended March 31, 2019 and 2018
(In thousands, except net loss per share amounts)

	2019	2018

Net revenue	$58,307	$11,558
Cost of goods sold	19,731	8,942
Gross profit	38,576	2,616

Operating expenses:
Commissions	18,038	327
Selling, general and administrative	26,842	4,256
Change in fair value of Marley earnout obligation	-	100
Depreciation and amortization expense	2,236	521

Total operating expenses	47,116	5,204

Operating loss	(8,540)	(2,588)

Non-operating income (expenses):
Gain from sale of land and building	6,442	-
Interest expense	(1,646)	(56)
Other debt financing expenses	(224)	-
Gain from change in fair value of embedded derivatives	470	-
Other income (expense), net	182	(7)

Loss before income taxes	(3,316)	(2,651)
Income tax benefit	1,700	-

Net loss	$(1,616)	$(2,651)
Net loss per share attributable to common stockholders (basic and diluted)	$(0.02)	$(0.07)
Weighted average number of shares of Common Stock outstanding (basic and diluted)	75,226	36,197

Non-GAAP Financial Measures

The primary purpose of using non-GAAP financial measures is to provide supplemental information that the Company believes may prove useful to investors and to enable investors to evaluate the Company’s results in the same way as management. The Company also presents the non-GAAP financial measures because it believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis, as well as comparing the Company’s results against the results of other companies, by excluding items that the Company does not believe are indicative of its core operating performance. Specifically, the Company uses these non-GAAP measures as measures of operating performance; to prepare the annual operating budget; to allocate resources to enhance the financial performance of the Company’s business; to evaluate the effectiveness of the Company’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of the Company’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with the Company’s board of directors concerning financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently. The Company discloses the following non-GAAP financial measures:

Non-GAAP Gross Revenue. For the calculation of Non-GAAP gross revenue, the Company excludes selling discounts and allowances when evaluating the gross amount of its revenue. Gross revenue is an important metric because this is how the Company believes investors and competitors compare financial results of beverage companies since with additional scale distributors and retailers will have less ability to force discounts and allowances on smaller companies in the market, which will help identify the full value to an investor, competitor or potential acquirer.

EBITDA is net loss adjusted to exclude interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA. For the calculation of Adjusted EBITDA, the Company also excludes the following items for the periods presented:

Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees, directors and consultants. This strategy is principally aimed at aligning the employee interests with those of the Company’s stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Gain from the Sale of Long-lived Assets: Gains from the sale of land, buildings and other long-lived assets are excluded since they do not relate core business activities.

Other Debt Financing Expenses: Other debt financing expenses include collateral monitoring, unused line fees and other expenses related to the Company’s credit agreements. Since these amounts related to the Company’s debt financing structure, they are excluded since they do not relate to core business activities.

Gain on Change in Fair Value of Embedded Derivatives: The Company’s former Siena Revolver credit facility included features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. The Company has excluded gains and losses related to the changes in fair value of embedded derivatives given the nature of the fair value requirements. The Company cannot manage these amounts as part of its business operations nor are the gains and losses part of its core business activities, so they have been excluded.

The tables below provide a reconciliation from the most directly comparable GAAP financial measure to each non-GAAP financial measure presented. The calculation of Non-GAAP gross revenue is presented below for the three months ended March 31, 2019 and 2018 (in thousands):

	2019	2018

Non-GAAP gross revenue:
Net revenue	$58,307	$11,558
Non-GAAP adjustment:
Discounts and allowances, net of recoveries	2,158	1,210
Non-GAAP gross revenue	$60,465	$12,768

The calculation of non-GAAP EBITDA and Adjusted EBITDA are presented below for the three months ended March 31, 2019 and 2018 (in thousands):

	2019	2018
Non-GAAP EBITDA and Adjusted EBITDA reconciliation:
Net loss	$(1,616)	$(2,651)
Non-GAAP adjustments to determine EBITDA:
Interest expense	1,646	56
Income tax benefit	(1,700)	-
Depreciation and amortization expense	2,236	521

EBITDA	566	(2,074)
Non-GAAP adjustments to determine Adjusted EBITDA:
Stock-based compensation expense	3,287	377
Other debt financing expenses	224	-
Gain from sale of land and building	(6,442)	-
Gain from change in fair value of embedded derivatives	(470)	-

Adjusted EBITDA	$(2,835)	$(1,697)